UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2017
W. P. CAREY INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 9, 2017, W. P. Carey Inc. (“W. P. Carey”) filed a Form 8-K to make available certain unaudited supplemental financial information for the period ended March 31, 2017 (the “Supplemental”). This amendment on Form 8-K/A to the Supplemental is being filed to correct a typographical error contained in the Components of Net Asset Value table on page 3 of the Supplemental regarding the Adjusted EBITDA attributable to W. P. Carey’s Investment Management segment for the twelve months ended March 31, 2017. The Supplemental, as amended and attached as Exhibit 99.1, now correctly reflects this amount as $45.6 million. The amended Supplemental also corrects a formatting error. All other data in the Supplemental remains as originally reported.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Corrected Supplemental financial information of W. P. Carey at March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	May 10, 2017	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer